Conference Call Transcript ALEX - Alexander & Baldwin Strategic Update Event Date/Time: Sep. 21. 2007 / 8:00AM HT

CORPORATE PARTICIPANTS

Kevin Halloran

Alexander & Baldwin - VP IR, Corporate Development

Allen Doane

Alexander & Baldwin - Chairman, CEO

Chris Benjamin

Alexander & Baldwin - SVP, CFO

Stan Kuriyama

Alexander & Baldwin - President, CEO, Land Group

Jim Andrasick

Alexander & Baldwin - President, CEO, Matson

CONFERENCE CALL PARTICIPANTS

Jonathan Chappell

JPMorgan - Analyst

Chris Haley

Wachovia - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Alexander & Baldwin strategic update conference call. My name is Fab, and I'll be your coordinator for today. At this time, all participants are in a listen only mode. We will conduct a question and answer session towards the end of this conference. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded for replay purposes. I would now like to turn the presentation over to Mr. Kevin Halloran, Vice President, Corporate Development, and Investor Relations. Please proceed, sir.

Kevin Halloran - Alexander & Baldwin - VP IR, Corporate Development

Thank you, Operator. Good day, and welcome. Before we commence, I will note that statements in this presentation and conference call that set forth expectations or predictions are based on facts and situations that are known to us as of today, September 21, 2007. Actual results may differ materially due to risks and uncertainties such as those described on pages 16 through 22 of the form 10-K in our 2006 Annual Report and our other subsequent filings with the SEC. Statements in this presentation and conference call are not guarantees of future performance. I would also note that slides from this presentation call are available for download at our website, www.AlexanderBaldwin.Com. You'll see an icon in both the upper left and the upper right hand corners of the homepage that will direct you to the slides.

Now to the call. Joining me today in Honolulu are Allen Doane, Chairman and CEO, and Chris Benjamin, Senior Vice President, CFO, and Treasurer of A&B. Jim Andrasick, CEO of Matson Navigation, and Stan Kuriyama, CEO of A & B Properties are also participating in the call and will be available during the question and answer session. Slide three provides an agenda for our presentation, after which we will take your questions. We'll start with Allen, who will provide an update for 2007 first before speaking about the plan in greater detail. Allen?

Allen Doane - Alexander & Baldwin - Chairman, CEO

Thank you, Kevin. Aloha, everyone. We're providing an updated outlook for 2007 with this webcast, this high level outlook and the confidence in our prospects for the full year reflect the continued solid operation of our businesses, coupled with good investment decisions both past and present that are yielding results today. I would also add that we have not been directly impacted by the recent subprime contagion but we are seeing greater volatility volume at Matson Integrated Logistics, and to a smaller degree with Matson Navigation in our Hawaii service. We don't expect this increased volatility will result in material impact on our full year results.

I'd like to move to the strategic plan. Let me start with a few key takeaways. Earlier this year, we began on our biennial strategic planning process, which brings together a number of specific and wide ranging growth initiatives that we are pursuing. Several of these are well along their way to fruition and will have an impact on our short-term results, but the goal of the strategic planning process was to think through and have the opportunity to think about the next five to ten years and specifically, the ways that we will continue to create shareholder value.

Some common themes have emerged which are important to understand as they underpin all of the initiatives that we will talk about in this webcast. Let me go over them. One, we will grow what we know. You will note that when we speak about growth, we talk about evolution and not revolution. Two, our core competencies, expertise and brands are critical to our growth. These are tremendous off balance sheet assets. Consider them the foundation of our strategic plan. Three, we have a strong asset base that provides protective hedges against cyclicality in the markets and businesses in which we operate. Four, our capital structure, ample debt capacity, and significant cash flows provide us with great opportunities through this five year plan. Five, we see growth with a balanced risk profile. That's a real strength we enjoy, particularly today, and it is possible because we have businesses with different operating dynamics, different markets, and different customers.

The key elements of our plan. As we look out today, we see a less robust second engine at least for the next year or two in most of our markets. This may mean facing some early P & L challenges, but it also means that we will have an improved environment for opportunistic investments. We intend to capitalize on these market-borne opportunities. We also intend to build upon the strong reputation we have earned in the international transportation markets.

We will seek to extend and expand our presence by looking at door to door and additional port to port strategies. And with a few successes under our belt in Southern California, most notably in Valencia, we have a growing confidence in our ability to identify opportune geographic markets and put money into the ground at good entry points. We have included increasing monetization of our unentitled land in the plan which, with 1031 exchanges, should grow the size of our commercial portfolio, and we recognize that what has not changed is the fundamental position of strength from which we operate in Hawaii.

One final comment. We believe the capabilities of the Company are stronger today than a few years ago. The strength will serve us well in the current sluggish economic climate and position us well to grow into the future.

My favorite slide, creating shareholder value. As we look ahead to what we expect to accomplish over the next five years, it's useful to look back at our strong record of success.

What you will note is that we have consistently and considerably outperformed the markets in broad industry sectors in which we operate over the past one, three, and five years. I talked earlier about evolution, and these numbers demonstrate that the changes of course that we made in 1999 and 2001 and 2005 have paid off. I will also note that a fundamental element of our plans is our ability to execute and deliver them. We have the right team in place and I'm confident that we'll deliver continued strong results in the future.

So what do we see ahead? Here are our shareholder value objectives. One, to grow our earnings 10-12% a year, as we regularly acknowledge this growth will not be linear, our business plans will provide years of higher and lower growth in that 10 to 12% average. Two, commit to sustained and disciplined dividend growth. Three, to make share repurchases opportunistically. When the time is right and the price is right, we will buy, and we will buy with the same investment discipline and return expectations that we apply to all of our capital commitments. Four, disproportionately grow into higher value segments, specifically our logistics and real estate development businesses. We'll talk about these in a few minutes.

One of the key elements of any planning process is to have an outlook for the economic environments in which the businesses operate. In the next few slides, we'll provide an overview for each of our core markets.

Hawaii transportation; in the last few earnings calls we have spoken at length about the economic growth plateau we have seen in Hawaii. In the short run, we expect, certainly expect this flatness to remain in place. The chart on the right of slide 12 visually depicts westbound container volume from Matson Navigation since 2002.

Following a dramatic three year rise, we've indeed reached a temporary plateau. With volumes flattened out we will focus on cost reductions over the coming years, including efforts to optimize fleet deployment efficiencies. We've had very good success earlier this year in this area, and after a rigorous dry dock schedule concludes in early 2008, we expect to be able to continue to push hard.

On the real estate side, we are in a down cycle in residential development. We do forecast little or no growth in residential for the short-term and modest to moderate impact on our development pipeline activities.

Offsetting this are two very important factors. One, commercial markets are stable at a very robust level; and two, the Hawaii residential and commercial markets have historically and will perspectively we believe characterized by supply constraint and land scarcity. So despite these challenges, we feel pretty good about our prospects. We have high quality development projects to counter a more difficult market situation and we expect to benefit from opportunistic real estate investments over the next few years as our strong balance sheet will enable us to act quickly.

Slide 14 provides some hypothetical economic scenarios and responses. The illustration demonstrates that no matter what economic condition prevails, we have the ability to pivot and to grow. For a well capitalized company like ours, the next 12 to 24 months may prove to be fertile ground. Contraction provides only a modest negative impact to earnings through 2008, while opening the doors for opportunities, a rise in commercial cap rates could curtail portfolio turnover, but again, will provide us improved entry points for portfolio expansion, and a stable market supports the P & L but does not necessarily accelerate the flow of value-creating investments. One final note, our ability to entitle lands is relatively independent of market cycles. There may be some changes in velocity year-over-year, but the value created through this process remains a core function in our real estate area.

On the international front, more specifically, Asia, we are encouraged by our prospects. In the short-term, the rapid growth of Asian economies is expected to continue, fueling exports that will land in West Coast ports. In China where we have direct interest, nearly double digit growth is expected throughout the planned period, and in Guam, the significant military redeployment of 8,000 Marines from Okinawa will fuel a massive infrastructure buildout that will require the import of construction goods to that island economy. Together, these large economic trends give us opportunities to leverage our existing assets in place our China and Guam ocean surfaces.

Slide 16 provides a look into the environment for Matson Integrated Logistics or MIL, and while we envision short-term weakness for that business, we do believe the global trade trends, particularly coming out of Asia, will propel long term expansion. The map on the right details the locations of our MIL network and an overlay of our current commercial property portfolio. Since many of the properties do not fit into the industrial logistics category, there is not any material linkage between the two right now. We can envision, however, an increasing link in the relative near term.

The next twelve slides articulate the growth initiatives that emerge from our strategic planning process. We represent these with two basic themes, inside the supply chain, and targeted real estate investment.

Slide 18 is a real eye-popper, but it represents the most concrete way where we see value creation in our transportation segments over the next few years. In short, value creation shifts from our port-to-port legacy, to door-to-door solutions, you will note that we are currently, we currently have in place two of the five components, a port-to-port solution from Asia and a U.S. port-to-distribution solution in the form of Matson Integrated Logistics, and we have excellent expertise operationally and a strong history in these areas. As we look out, we see an expansion of opportunity, which will ultimately create a door-to-door solution for our customers, and drive us deeper into their value and supply chain. With multiple customer touchpoints, we believe we can create superior efficiencies that will allow us to grow these businesses quite quickly.

As I mentioned, we do have a port-to-port solution in Asia and the results we have delivered in a little over a year and a half are remarkable. Our ships are sailing at nearly 100% utilization, and in the most recent contracting cycle concluded in early May, we were able to effect nearly double digit rate increases. The increases validate our value proposition. We're the fastest, most reliable trans-Pacific port-to-port solution. Our primary go forward initiative will be the focus on yield management and balancing this against our utilization. And because of this early success, we are exploring other port to port options that may extend our reach into Asia.

The second component of the supply chain is the U.S. port-to-door and let me make a few comments here. One, we believe this segment of the supply chain has excellent growth prospects; two, Matson Integrated Logistics, or MIL, has great capability and competency in both rail and highway, the backbone of the industry; three, MIL is just getting into expedited and specialty services and does not have its own warehouse capability. With A & B Properties support and possible acquisitions across a broad range of services, we see a very bright future here.

The door-to-door solution is a compelling proposition for us. I have alluded to how multiple customer touchpoints allow us to move deeper into the value and supply chains. We established Matson Global this past spring to compliment our existing solutions. We expect to grow this part of MIL quite quickly over the next few years, both by internal means and acquisitions. An increasing number of services will be offered to our growing customer base. It will be more challenging to grow the Asia element of the business than the U.S., but by leveraging Matson Navigation's presence we believe it can happen.

Before moving into Real Estate, we'll take a few minutes to expand the discussion on Guam. Well, this market does not fit into the evolving global supply chain, it is a self-contained supply chain to an island economy in the Pacific. What is clear is that the military redeployment will provide volume and earnings impact over the course of our plan. What is not clear today is how many other opportunities may materialize for us here, not only for Matson but for our real estate activities. We went into Guam last year and frankly did not find real estate opportunities that pencilled out for us. Good deals, perhaps, but a bit premature. We know that Matson's prospects are favorable and we hope to launch A & B Properties initiatives but will be cautious in this area for the moment.

We'll now shift to the second theme of our strategic plan and that is targeted real estate investment.

When we think about our real estate operations, we see three value propositions. One, we will continue to focus on our current development pipeline, manage our existing leasing portfolio, and continue to deliver solid earnings results. Two, we will continue to grow. Certainly, we will look at Hawaii first, but we are increasingly aware the mainland U.S. provides us new opportunities and expanded markets. Three, we will continue to be disciplined capital managers. We need to seek expansion in our leasing portfolio and to recycle proceeds from increased land monetization into this portfolio.

Why is this recycling so essential for our shareholders? It is obvious but bears repeating. When we monetize, we capture the underlying value of the lands in the form of current earnings, and we create future earnings streams by investing these proceeds into an expanded income portfolio. The fact that we do this through a tax advantaged 1031 exchange means that we can compete for any assets we choose.

Slide 25 is something we're not going to be reviewing in detail but does show a current statement of our major development pipeline. We have added the California development to this pipeline to better reflect our current thinking. As you will note, the pipeline is diversified across geography, asset base, and financial structure. I spoke earlier about balanced risk management and this pipeline demonstrates in very clear terms how we achieve, how we intend to achieve one element of this balance. Our plan calls for over $500 million in new investment in our existing pipeline during the period.

In today's volatile real estate environment, our current pipeline does provide great value. With the diversity I spoke about earlier and the breadth and depth of the pipeline, we will be well served in the future. Our Keola La'i, Kai Malu and Wailea projects will continue to drive earnings in 2008, and throw off significant free cash flow, but I might add that the continued investments we make in our Kukui'ula project will reap significant benefits to us in the latter half of the planned period. This is the essence of a balanced development pipeline -- earnings stability in the near term and opportunity in the long term.

Let me take a minute now to talk about our growth vehicle, or what we call Project X Development. These are yet to be identified projects. We've had real success in this area, including our luxury condominium project, Hokua, Keola La'i, and our Wailea projects. As I mentioned before, we will certainly explore all relevant opportunities in Hawaii first. That is our core, but we also understand that by exploiting natural and historic areas of strength, that is resort and primary residential housing development, and by looking at strengthening secondary markets, we have the opportunity to open new markets for the company.

We have determined that Southern California is a great place for us to start, but other locations with favorable growth prospects will be considered. We also know that joint ventures provide us an ideal vehicle for growth. They tap others' local expertise and allow us to directly contribute financially and with our own development expertise. We are unusual in this aspect. There are not many companies that have financial strength and development expertise. That said, we can and will be patient in our investments. Current real estate and capital market environments, and time, may be our best short-term partner.

Slide 28 provides an overview of our leasing portfolio, business model, and reinvestment strategy. This model has worked exceptionally well for us because it provides stable earnings base and ability to realize embedded value through asset turnover, and puts us on an equal competitive footing in our acquisition activities by virtue of our 1031 exchanges. A bit of history here may help. The portfolio began in 1989 with a purchase of eight commercial properties. Its grown primarily through a tax efficient mechanism with limited additional capital. The model works. The question for us looking out is whether greater value can be created through geographic or asset class focus.

We talked about the convergence of logistics and real estate. During this planned period, we will definitely set the course --concentration aligned with complimentary business lines for continued diversification.

Slide 29 is rather simple but may have significant impact on our future. We recognize the underlying value of many of our lands has increased dramatically in the past decade. We believe this value is stable and unlikely to be impaired in the near term given the nature of Hawaii's real estate. We have the ability now, and the direction, to intensify and accelerate the capture of this value and reinvest it directly into a growing commercial property portfolio.

Slide 30 is quite important. It shows the substantial capital that we intend to deploy during the period of the plan through 2011. We've broken this down by new capital in the form of our pipeline projects and Project X initiatives and third, our 1031 exchange capital. Note the balance we have in our capital deployment between our existing pipeline, new pipeline, and our 1031 income portfolio. We haven't changed our investment hurdles for the plan and we will maintain our disciplined approach to capital allocation.

Let's take a moment on agribusiness we believe that sugar and coffee cultivation is still the best use for our agricultural lands. The value that these operations provide goes well beyond their own P & L, benefiting Matson and Properties financially, and benefiting the Maui and Kauai communities in ways that can not be quantified. The three basic elements of the agribusiness strategic plan. Return our production levels to historic norms of 200,000 tons or more of sugar annually, triple our specialty sugar capacity to 60,000 tons, and finally, determine the role of energy initiatives in our future. One thing that has become increasingly clear is that the commodity sugar model that has defined HC&S for more than a hundred years will not take it much beyond the horizon of this plan, so the urgency to define a new specialty sugar and/ or energy-centric model is great.

With that I'll turn the call over to Chris who will speak about how we will be leveraging our financial strength and Chris will also conclude the formal presentation with some closing remarks.

Chris Benjamin - Alexander & Baldwin - SVP, CFO

Thanks, Allen. We talked in the past about an intent to increase our leverage into the 35 to 40% range through strategic investments and the appropriate return of cash to shareholders. Despite significant investments in our shipping business and real estate pipeline over the past several years, along with a 29% increase in our dividend, and a pattern of opportunistic share repurchases, our debt to debt plus equity remains around 30% today.

The primary reason for this is that we haven't foolishly placed capital in a market in which it has been getting tougher to achieve our investment objectives. We will not relax our investment hurdles simply in order to increase our investment leverage. As a result, today we're fortunate to have an exceptionally strong balance sheet that provides us ample debt capacity to play offense in a market that is likely to present attractive opportunities to expand.

This slide projects our debt-to-capitalization for the next several years, during which time we expect to increase our leverage to roughly 40%. We do this through focused investment strategies in all areas -- operational and financial alike -- and by diligently investing free cash flow into earnings streams. Also assumed in these projections is a committment to dividend growth and opportunistic share repurchases.

In our plan, we invest $1.5 billion of new capital, or $1.9 billion if 1031 exchange reinvestments are included. Of the $1.5 billion of new capital, two-thirds is allocated for growth with only one-third considered maintenance capital. The bulk of this new capital is shown by the chart on this slide and as described by Allen earlier constitutes real estate investments.

Acquisition capital for MIL is another important component. It should be noted that while we reap the operational benefits of Matson's recent vessel replacements, we also enjoy a respite from new vessel spending until late in the planned period, when we have included as a placeholder progress payments for ships that would likely be delivered shortly after 2011. In addition, as Allen noted, we are exploring possibilities for port-to-port shipping solutions to augment our current services and we're evaluating new models for our sugar and energy operations. Capital for these is not built into the plan but we have confidence in our ability to finance them if they meet our investment hurdles.

What gives us so much confidence in our financial position is the strong cash flow generation of our businesses. Our transportation businesses and our real estate businesses alike are strongly cash flow positive in this planned period. The modest amount of capital being invested in Matson certainly helps on this front, but equally important is that much of our Real Estate investment including, for example, residential development at Wailea and elsewhere is relatively quick turn capital that will hit our bottom line and our cash flow statement relatively soon.

I'd like to close the presentation with with a few summary remarks. A clear conclusion of A & B's strategic plan is that we are poised to benefit once again from a successful transition of our operating model, made possible by macroeconomic trends that create new opportunities. As Allen noted, this will be an evolution not a revolution. We've made similar transitions before. In 1999, we began a shift from land steward to comprehensive real estate developer. In 2001 and 2002, we weathered economic challenges and emerged with our core businesses stronger than ever, fueling a remarkable rise in profitability and shareholder value over the next five years, and in 2005, we made critical decisions to enter the global shipping market and extend our reach into U.S.- based logistics.

Now, in 2007, we have identified two principal strategic plans: leveraging the supply chain and accelerating our real estate investments that are supported by our deep financial strength. Together, these strategies provide us great confidence that we will achieve sustainable, profitable growth and create significant shareholder value over time. With that let me turn it back to Allen.

Allen Doane - Alexander & Baldwin - Chairman, CEO

Well, and thank you very much Chris. What I'd like to do is turn it over to those on the call for their questions. We do have Jim Andrasick here, Stan Kuriyama as well so they're just all ready for your questions too. Please.

QUESTION AND ANSWER

Operator

Thank you. (OPERATOR INSTRUCTIONS). Your first question comes from the line of Jonathan Chappell from JPMorgan. Please proceed.

Jonathan Chappell - JPMorgan - Analyst

Thank you. Good morning, guys.

Allen Doane - Alexander & Baldwin - Chairman, CEO

Good morning.

Chris Benjamin - Alexander & Baldwin - SVP, CFO

Good afternoon.

Jonathan Chappell - JPMorgan - Analyst

First question is about a common theme in this presentation which was opportunities. It seems like there may be weakness in some of your core markets as the economy undergoes a certain period and it looks like you're looking past that for opportunistic growth longer term. How do you look at balancing opportunities in your core businesses though, with the other distribution of cash or investment to shareholders, primarily the share buyback? So bottom line is, how do you look at potential long term investments versus what you think the returns are from buying back your own stock if that stock undergoes weakness in this market turmoil?

Allen Doane - Alexander & Baldwin - Chairman, CEO

Jonathan, I'm going to have Chris give you an answer that will certainly be better than mine, but that's a very good question, and the fact that we ask ourself that question is probably the best answer I can give you because we regularly look at whether it makes more sense for our shareholders to have us buy back the shares of our Company or whether the investments we have both in hand and prospectively are those that are going to create more shareholder value. And we've gone into the marketplace a number of times in the past to buy back shares and frankly have a pretty doggone good record in doing that, and at the same time, we've made a number of good investments that we think have created share value and help to propel our stock price. So we go through the process and we do it analytically and we also do it a little bit instinctively but it's something we ask ourself regularly. I think the important thing to realize is that for us, we do have an open authorization for share buybacks and our general procedure has not been to telegraph or announce the repurchase of shares but to do it and then when our required disclosures come out to inform the market of it. Chris?

Chris Benjamin - Alexander & Baldwin - SVP, CFO

I'm not sure how much there is to add to that but I'll take a shot. That was, I think, a pretty good answer, but a couple just quick things I'd add Jonathan are one, just to reiterate, share repurchases to us are an investment. They help us in managing our balance sheet, but they aren't going to be driven by that. They are going to be driven by our view of the investment potential of the share buyback relative to the other opportunities that we have, so clearly, decisions about undertaking share repurchases depend on your long term view of your balance sheet and your ability to finance the other strategic investments you have, because we've also been clear about the fact that strategic investments back into our business, are our primary objective and the primary reason that we're here, so it's really a multi-part process but it really gets down to looking at the investment return that you expect to get on the share repurchase based on where you think the stock is going to go over time, compared to the other strategic investments that you have in the business and then balancing those based on your balance sheet capacity.

Chris Haley - Wachovia - Analyst

All right, a question on the target real estate investments. Slide 29, that you pointed out to be an important slide, Allen. The target bulk land sales, that seems to be a new type of plan, at least from what I can remember. Can you speak a little bit more about which land sales we're talking about?

Allen Doane - Alexander & Baldwin - Chairman, CEO

I'm going to ask Stan to comment on that.

Chris Haley - Wachovia - Analyst

Okay.

Stan Kuriyama - Alexander & Baldwin - President, CEO, Land Group

Jonathan, what we're referring to here is what we call non-core land sales, and by non-core land, we mean lands that are not needed for agricultural activities and are not candidates for organization. And so, you know, a couple things, we've always had a long history of selling these types of land and second, we're talking about a very small percentage of our land, but what we've done over the last couple years is we've created an inventory of these non-core lands that we think over time would make sense to sell and we've begun to prepare those lands for sale and of course by doing so, we generate a couple of important advantages for the Company. One, we begin to monetize some of these high value lands and create some earnings for the Company. Second though, we get to use 1031, we reinvest the proceeds in income properties and so we're able to convert non-income producing lands using 1031 tax advantages into income producing properties for the Company so it's a good program. It's a limited but important program for us and one that we will be continuing to pursue over the strategic plan period.

Jonathan Chappell - JPMorgan - Analyst

All right, two quick follow-ups on that, Stan, is there any quantitative measure you can put around these land sales you set aside whether it's dollar value or just acreage, and the second is I understand the benefits of the 1031 reinvestments but I guess what I have a tough time getting my hands around, if this land is not valuable for you, who is the potential end market that would buy this land and what could they do with it to get value out of it for themselves?

Stan Kuriyama - Alexander & Baldwin - President, CEO, Land Group

Yes, on the first part for a number of reasons, Jonathan, all I can say right now, it's a small percentage. It's high value lands but a small percentage of our holdings and there are a number of reasons why I really can't get into anymore detail or give you more numbers at this point. In terms of the buyers, these are usually wealthy individuals, often from the mainland, sometimes from foreign countries, sometimes from Hawaii, who just want a large estate so they may just put up a home or two, but it's just to own a large piece of Hawaii, and that's your typical buyer, and what we try to do is use the subdivision process to create these bulk parcels and maximize our values that way.

Jonathan Chappell - JPMorgan - Analyst

Okay. One final one and I'll turn it over. On the Matson Integrated Logistics firm part of the business, you've talked about opportunities to grow this business. Allen, can you speak a little bit or maybe Jim, about how prevalent acquisition opportunities are? Has consolidation in that industry kind of been restricted by price because it had been such a high growth industry and now, as you said, there's going to be short-term weakness there, have more opportunities presented themselves, and finally, just the timing you think to kind of get the MIL business where you ultimately want to be.

Allen Doane - Alexander & Baldwin - Chairman, CEO

Thank you, John. I'm going to ask Jim to respond to that series of questions.

Jim Andrasick - Alexander & Baldwin - President, CEO, Matson

Yes, I think the opportunities are really still unlimited in this sector because of there's still a a great number of privately owned firms out there not only in the 3PL space as you know but in downstream spaces, and as we pointed out in the call here that the China side of that and the Asia side has probably got a lot of opportunity but is less charted water and our focus right now is more on the U.S. side. We don't think the market downturn has, from what we've seen, materially changed pricing on these, but certainly could in the future and I think that would be an opportunity for us. But internally, I would say that we definitely have ramped up our activity in this area, and as we said, we look forward to some near term growth, particularly in the outside of the port-to-port sector.

Jonathan Chappell - JPMorgan - Analyst

Okay. Thank you to everybody and thanks for your patience with all of the questions.

Jim Andrasick - Alexander & Baldwin - President, CEO, Matson

Thank you.

Allen Doane - Alexander & Baldwin - Chairman, CEO

Sure.

Operator

(OPERATOR INSTRUCTIONS). Your next question comes from the line of Chris Haley from Wachovia.

Chris Haley - Wachovia - Analyst

Hi, good afternoon from the East Coast and good morning.

Allen Doane - Alexander & Baldwin - Chairman, CEO

Good afternoon, Chris.

Chris Haley - Wachovia - Analyst

A couple questions, first on Integrated Logistics you mentioned softness. I don't remember hearing that before, maybe you can elaborate there. Are you saying that the rate of growth is going to slow which is what I recall or is there actual fundamental weakness in the business right now?

Allen Doane - Alexander & Baldwin - Chairman, CEO

Jim, maybe you can just characterize the current state of domestic markets?

Jim Andrasick - Alexander & Baldwin - President, CEO, Matson

Yes, I believe the reference wasn't entirely clear in the call here that it's really volume on highway and rail side, and not so much financial weakness. Obviously when your volumes show or reflect the general economy which is, I think you know, is down in this space that we have challenges in maintaining our unit margins, but I would say heretofore we're not trying to signal a great weakness in this business but recall that MIL for us has been growing at 25% plus a year in terms of earnings performance, and I think the reference is more to deceleration for that growth than it is what I call market weakness.

Chris Haley - Wachovia - Analyst

Is it more highway or rail, Jim?

Jim Andrasick - Alexander & Baldwin - President, CEO, Matson

It's for us, it's more rail at the moment. In fact, our Company's store highway volume is up year-over-year, which defies industry trends. Our agent business is down somewhat, but an important measure for us is our internal sales success.

Chris Haley - Wachovia - Analyst

And what is pricing power like for on the rail side then?

Jim Andrasick - Alexander & Baldwin - President, CEO, Matson

It's more competitive than it was in prior periods, but I would say generically that MIL is holding its own.

Chris Haley - Wachovia - Analyst

To keep you on the hot seat Jim, when you said about some of the ports that have been mentioned as part of a door to door or ship to door strategy, are there additional ports on the West Coast or are you thinking about ports on the East Coast of the U.S?

Jim Andrasick - Alexander & Baldwin - President, CEO, Matson

Well, for our, if I interpreted the question correctly, in logistics, it doesn't matter which port the ship arrives at generally, so we operate on both coasts right now in the U.S. through MIL. I think the reference here was trying to add to our current China capacity and that's very exploratory at the moment on a port to port basis, and in that respect, we are looking just at West Coast destinations.

Chris Haley - Wachovia - Analyst

Okay, so physical dollars, vertical improvement dollars more so in China than anywhere additional in terms of on port physical dollars and physical improvement U.S. ports; correct? Yes, if I understand that question or the statement.

Jim Andrasick - Alexander & Baldwin - President, CEO, Matson

Meaning land and or vertical billings, etc? Correct.

Chris Haley - Wachovia - Analyst

Okay. Last question is regarding the new capital growth. Obviously prioritization is never easy, but I'd appreciate your input in terms of you stated that the real estate in MIL will predominant or will be the lion's share of the "growth capital". Could you give us perspective what type of levered rate of returns you're expecting on the initial investment and then over the term in these areas?

Allen Doane - Alexander & Baldwin - Chairman, CEO

Oh, sorry, yes, we had a motorcycle that came going by the street here. I apologize. Would you ask the question one more time? We lost the last half of it.

Chris Haley - Wachovia - Analyst

Sure. The observation on the slide that you presented, is it a good portion of your capital spend is "growth capital" and the lion's share of that will be in the real estate segment and the MIL segments, and then I'd appreciate maybe some color on the initial unlevered rate of returns and what the loan to rate of returns can look like.

Allen Doane - Alexander & Baldwin - Chairman, CEO

Yes. I don't know that we would be in a position to give you specific metrics on initial rates of return because the variation there could be very significant depending upon whether it was a strategic entry where you really felt that there were great reasons to have a lower rate of return initially, and for the benefit to the long term, but if you look at sort of life cycle returns for our projects in the growth area, they're going to have double digit aspects to them, pre-tax, so generally be low, midteens, and depending upon the kind of the risk matrix that we think we're in, the returns can get up in some of the projects to maybe 20% or a little bit higher. When we start seeing things that get too high, we know that we've done something wrong and we start seeing them too low, we also know we've done something wrong, so there's a fairly good middle ground that we pursue but I think that even though some of our logistics projects or whatever are known as asset light, to the extent that you make acquisitions, you do have to pay to enter certain elements of the business but our view is that we think we're going to be creating some value by doing this in the future.

Chris Haley - Wachovia - Analyst

Thank you.

Operator

(OPERATOR INSTRUCTIONS). There are no further questions at this time. I would now like to turn the call back over to Allen for closing remarks.

Allen Doane - Alexander & Baldwin - Chairman, CEO

Well, we thank you very much for your participation today. We go through this process once every other year because there's a lot of brain damage in doing it internally, but I can just tell you that it is a process that's alive and that there are elements of the strategic plan that will change. You're going to find that some of the opportunities that we think are really good right now, we're going to make a decision that they're not as good as we thought they were, and then hopefully three or six months from now, we're going to find a couple things that are going to give us some growth prospects that we haven't talked about today, so it's a constant recycling of different investment themes but with a very strong core logic, and understanding of who the Company is and where we can create value. So, with that, thanks, everybody, for your participation today.

Chris Benjamin - Alexander & Baldwin - SVP, CFO

Thank you.

Operator

Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Have a wonderful day.

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